UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2022

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400 Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

(502)-636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2022, Churchill Downs Incorporated (“CDI”) announced that it successfully closed an amendment of its senior secured credit agreement to, among other things, (i) extend the maturity date of its existing revolving credit facility to 2027 and increase the commitments under the existing revolving credit facility from $700,000,000 to $1,200,000,000 and (ii) provide for a senior secured delayed draw term loan A credit facility due 2029 in the amount of $800,000,000.

CDI also announced on April 13, 2022 that CDI Escrow Issuer, Inc. (the “Escrow Issuer”), a wholly owned subsidiary of CDI, issued $1,200 million in aggregate principal amount of its 5.750% senior notes due 2030 (the “Notes”) in connection with its previously announced private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The offering of the Notes is part of the financing for the proposed acquisition by CDI of substantially all of the assets of Peninsula Pacific Entertainment LLC, a Delaware limited liability company (the “Acquisition”).

The proceeds of the proposed offering were placed in escrow pending satisfaction of certain conditions, including, without limitation, the consummation of the Acquisition.

Fourth Amendment to Credit Agreement

CDI and certain of its subsidiaries entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), which amends CDI’s existing senior secured credit agreement dated as of December 27, 2017 (as amended from time to time, the “Credit Agreement”), among CDI as borrower, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. The Fourth Amendment provides for (i) an extension of the maturity date of CDI’s existing revolving credit facility to 2027 and an increase of the commitments under the existing revolving credit facility from $700,000,000 to $1,200,000,000 (the “Increased Revolving Facility”), (ii) a senior secured delayed draw term loan A credit facility due 2029 (the “Delayed Draw Term Loan Facility”) in the amount of $800,000,000 and (iii) certain other amendments to the Credit Agreement, as set forth therein. The loans under the Increased Revolving Facility and the Delayed Draw Term Loan Facility bear interest at SOFR plus an applicable margin that is based on CDI’s and the Guarantors’ leverage ratio. The commitment fee for unutilized commitments under the Increased Revolving Facility and the Delayed Draw Term Loan Facility is between 0.15% and 0.30%, depending on CDI’s and the Guarantors’ leverage ratio. The Guarantors guaranty CDI’s obligations with respect to the Increased Revolving Facility and the Delayed Draw Term Loan Facility and the Increased Revolving Facility and the Delayed Draw Term Loan Facility are secured by substantially all assets of the Borrower and the Guarantors.

The Fourth Amendment is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Indenture

The terms of the Notes are governed by that certain Indenture entered into on April 13, 2022 by and among the Escrow Issuer and U.S. Bank National Association, as trustee (the “Indenture”). Upon satisfaction of the Escrow Conditions, CDI and certain of CDI’s subsidiaries, as guarantors, will assume the Escrow Issuer’s obligations under the Notes and the Indenture by entering into a supplemental indenture (the “Assumption). All references to the “Issuer” herein shall be to (a) prior to the Assumption, the Escrow Issuer and not any of its Subsidiaries or Affiliates (as defined in the Indenture) and (b) from and after consummation of the Assumption, the CDI and not any of its Subsidiaries or Affiliates, until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the “Issuer” shall mean such successor Person or Persons.

The interest payment dates are April 1 and October 1, commencing on October 1, 2022. The Issuer may redeem some or all of the Notes at any time prior to April 1, 2025, at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium. On or after such date the Issuer may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to April 1, 2025, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.750% of the principal amount thereof, with the net cash proceeds of one or more equity offerings provided that certain conditions are met.

The terms of the Indenture, among other things, limit the ability of the Issuer to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a change of control triggering event (as defined in the Indenture), the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

The Indenture is filed as Exhibit 4.1 hereto and this description thereof is qualified by reference thereto.

Registration Rights Agreement

In connection with the issuance of the Notes, the Escrow Issuer entered into a Registration Rights Agreement to register any Notes under the Securities Act for resale that are not freely tradable 366 days from April 13, 2022.

The agreement is filed as Exhibit 4.2 hereto and this description thereof is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 under “Indenture” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated April 13, 2022, by and between CDI Escrow Issuer, Inc. and U.S. Bank National Association as trustee

4.2	Registration Rights Agreement, dated April 13, 2022, by and between CDI Escrow Issuer, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers

10.01	Fourth Amendment to Credit Agreement, dated April 13, 2022, by and among Churchill Downs Incorporated, the credit parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent

99.1	Press Release, dated April 13, 2022, issued by Churchill Downs Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

April 14, 2022	/s/ Marcia A. Dall
	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)